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                                  EXHIBIT 21.1

                                 SUBSIDIARIES OF

                            GREAT DANE HOLDINGS INC.
                                    (Active)


                                                       Jursidiction of
     Company Name(1)                                   Incorporation
     ------------                                      ---------------

Checker Motors Corporation                             Delaware
   Yellow Cab Company                                  Delaware
   Chicago AutoWerks Inc.                              Delaware
   CMC Kalamazoo Inc.                                  Delaware
   South Charleston Stamping & Manufacturing
     Company                                           West Virginia
   American Country Insurance Company                  Illinois
     American Country Financial Services Corp.         Illinois
   Parmelee Transportation Company                     Illinois
     City Wide Towing, Inc.                            Illinois

Great Dane Trailers, Inc.                              Georgia
   Great Dane Trailers Tennessee, Inc.                 Tennessee
   Great Dane Los Angeles, Inc.                        Georgia
   Trailer Rental Company, Inc.                        Georgia


_______________

      (1) Other than SCSM which is 10% owned by Executive Life
          Insurance Company, the voting securities of each company whose name is indented are owned by the company set forth immediately above whose name is not indented.